NEWS RELEASE	For Immediate Release

Contact: Joe Fazzino
860-263-4725
joe.fazzino@virtus.com

Virtus Investment Partners Announces Financial Results

For the First Quarter of 2012

-	Operating Income, as Adjusted, and Related Margin Increase to $16.0 Million and 34 Percent from $7.0 Million and 21 Percent in First Quarter of 2011; Operating Income of $8.0 Million up from $4.4 Million

-	Net Income of $5.5 Million Reflects $2.7 Million After-Tax ($4.5 Million Pre-Tax) of Costs Related to Closed-End Fund Launch

-	Total Sales of $3.5 Billion Increase 35 Percent from First Quarter of 2011; Net Flows Increase 40 Percent to $1.9 Billion from $1.3 Billion

-	Long-Term Open-End Mutual Fund Sales Increase to $2.9 Billion from $2.2 Billion in First Quarter 2011; Net Flows at $1.7 Billion from $1.3 Billion

Hartford, CT, May 1, 2012 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported a record level of total and long-term open-end mutual fund sales and net flows for the first quarter of 2012, and a 130 percent increase in operating income, as adjusted, from the first quarter of 2011.

Operating income, as adjusted, was $16.0 million for the quarter ended March 31, 2012, an increase from $7.0 million in the first quarter of 2011 and from $13.6 million in the fourth quarter of 2011. Operating margin, as adjusted, was 34 percent, compared with 21 percent in the prior year’s first quarter and 32 percent in the fourth quarter of 2011. The February 24 launch of the Virtus Global Multi-Sector Income closed-end fund contributed $0.2 million to operating income, as adjusted, which excludes $4.5 million of up-front structuring fees, sales-related compensation, and fund offering costs.

Operating income for the first quarter, which includes $4.5 million of costs related to the closed-end fund launch, was $8.0 million with a margin of 13 percent, compared with $4.4 million and 10 percent in the first quarter of 2011 and $8.2 million with a margin of 15 percent in the fourth quarter of 2011. Net income for the quarter was $5.5 million or $0.68 per diluted share, an increase of 26 percent from $4.3 million or $0.43 per diluted share in the first quarter of 2011. Excluding the costs related to the fund launch, operating income and net income for the first quarter of 2012 would have been $12.4 million and $8.1 million, respectively. The company reported income tax expense of $3.6 million, at an effective tax rate of 40 percent, of which $3.5 million, or a rate of 38.6 percent, reflects the utilization of deferred tax assets and $0.1 million, or a rate of 1.4 percent, reflects the current tax obligation.

Operating income, as adjusted, and operating margin, as adjusted, are non-GAAP measures that exclude certain non-cash and other items, including the closed-end fund launch costs and transition costs for the Newfleet Multi-Sector team. These measures are further described and reconciled to GAAP measures at the end of the release.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2

Assets under management were $38.0 billion at March 31, 2012, an increase of 19 percent from March 31, 2011 and 10 percent from December 31, 2011. Long-term assets under management, which exclude cash management products, were $36.2 billion at the end of the first quarter, an increase of 27 percent from March 31, 2011 and 13 percent from December 31, 2011.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts in the table at the end of the release. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other cash and non-cash items

	Three Months Ended			Three Months Ended
	3/31/2012	3/31/2011	Change	12/31/2011	Change
Ending Assets Under Management (in billions)	$38.0	$31.9	19%	$34.6	10%
Average Assets Under Management (in billions)	$36.3	$30.7	18%	$34.2	6%

Gross Sales (in millions)	$3,515.1	$2,609.8	35%	$2,629.2	34%
Net Flows (in millions)	$1,876.7	$1,343.9	40%	$790.3	137%

Revenue	$62,398	$44,121	41%	$56,172	11%
Revenue, as adjusted (1)	$47,411	$33,044	43%	$42,690	11%

Operating expenses	$54,445	$39,678	37%	$47,978	13%
Operating expenses, as adjusted (1)	$31,424	$26,078	21%	$29,116	8%

Operating income	$7,953	$4,443	79%	$8,194	(3)%
Operating income, as adjusted (1)	$15,987	$6,966	130%	$13,574	18%

Net income	$5,450	$4,337	26%	$140,665	(96)%
Net income attributable to common stockholders	$5,386	$2,979	81%	$109,554	(95)%
Avg. shares outstanding - diluted (in thousands)	7,966	6,913	15%	6,700	19%
Net income per diluted share	$0.68	$0.43	57%	$16.35	(96)%

Operating margin	13%	10%		15%
Operating margin, as adjusted (1)	34%	21%		32%

(1) See "Schedule of Non-GAAP Information" at the end of the release

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3

Management Commentary

“We started the year by continuing our strong growth and sales momentum as we delivered our best quarter in terms of total and mutual fund sales and net flows, as well as record operating income, as adjusted, and related operating margin,” said George R. Aylward, president and chief executive officer.

“These results attest to the strength of our business and our ability to successfully execute on significant growth strategies,” he said. “A substantial portion of the growth in operating income, as adjusted, is directly attributable to initiatives that we completed in the past year, including product introductions and the addition of the Newfleet Multi-Sector Strategies team.”

Total sales of $3.5 billion and total net flows of $1.9 billion were the highest since the company became an independent, publicly traded asset manager in 2009, and were driven primarily by higher sales of long-term mutual funds. Open-end mutual fund sales were $2.9 billion, the fifth consecutive quarter of more than $2.2 billion of sales, with an annualized organic growth rate of 40 percent in the quarter. The successful launch of the company’s eighth closed-end fund, as well as higher sales in separately managed accounts and institutional products, also contributed to the 34 percent sequential increase in sales.

The company continues to expand its product offering, and in the first quarter its new Virtus Global Multi-Sector Income closed-end fund, which leverages the investment management expertise of the Newfleet Multi-Sector team, added $274 million to assets under management. Over the past year, Virtus’ closed-end fund assets have increased by 33 percent with the launch of two new funds and the adoption of a third.

In addition to the product expansion, the company recently completed several distribution initiatives to position itself for further growth, including the addition of a dedicated retail sales team for the independent broker-dealer and registered investment advisor (RIA) channels, which are growing segments of the financial intermediary market. “Sales of open-end mutual funds through the RIA/Independent channel increased by 54 percent from the first quarter of last year and the increased focus on this distribution channel is an important element of our growth strategy,” he added.

Aylward sees the potential for further growth from both distribution expansion and product introductions, particularly in developing new open- and closed-end funds and new separately managed account investment strategies.

“The results we delivered this quarter, including increases in sales, net flows, earnings and margin, show we continue to successfully leverage our operating strengths to drive both top-line and earnings growth,” Aylward said.

Asset Flows and Assets Under Management

The sustained strong sales and positive net flows from long-term mutual funds, as well as the growth in closed-end funds and market appreciation, drove increases in assets under management from the prior year and prior quarter periods.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4

▪	Sales of all investment products increased 35 percent to $3.5 billion in the first quarter from $2.6 billion in the first quarter of 2011, and 34 percent from $2.6 billion in the fourth quarter of 2011. Positive net flows were $1.9 billion in the first quarter, an increase of 40 percent from $1.3 billion in the prior year quarter and 137 percent from $0.8 billion in the prior quarter. Sales and net flows in the current quarter included a net raise of $205 million from the initial public offering of the VGI closed-end fund.
▪	Long-term open-end mutual fund sales were $2.9 billion in the first quarter, with a sales rate of 69 percent, compared with sales of $2.2 billion in the first quarter of 2011 and $2.4 billion in the fourth quarter of 2011. Net flows in the first quarter were $1.7 billion, an increase of 28 percent over net flows of $1.3 billion in the first quarter of 2011, and 55 percent over net flows of $1.1 billion in the fourth quarter of 2011. As a result of the continued strong fund sales and flows, the company has generated double-digit organic growth in its long-term open-end mutual funds for each of the past 11 quarters. In the first quarter of 2012, the organic growth rate was 40 percent, compared with 45 percent in the first quarter of 2011 and 29 percent in the fourth quarter of 2011. Organic growth is defined as annualized net flows divided by beginning assets under management.
▪	Assets under management at March 31, 2012 were $38.0 billion, an increase of 19 percent from $31.9 billion at March 31, 2011 and an increase of 10 percent from $34.6 billion at December 31, 2011. The sequential increase was a result of positive net flows of $1.9 billion and market appreciation of $2.2 billion. Long-term assets under management, which exclude cash management products, were $36.2 billion, an increase of 27 percent from $28.5 billion at March 31, 2011, and an increase of 13 percent from $32.2 billion at December 31, 2011.
▪	Average long-term assets under management, which correspond to the company’s fee-earning asset levels, were $34.2 billion for the first quarter, up 25 percent from the first quarter of 2011 and 9 percent from the fourth quarter of 2011.

Revenue

Revenue increased from the prior periods as a result of the continued growth of assets under management from sustained positive open-end mutual fund net flows, higher closed-end fund assets, and market appreciation.

▪	Revenue of $62.4 million increased 41 percent from $44.1 million in the first quarter of 2011 and increased 11 percent from $56.2 million in the fourth quarter of 2011. The increase in revenue from the first quarter of 2011 included a 45 percent increase in investment management fees and a 35 percent increase in distribution and administration fees.
▪	Revenue, as adjusted, which is net of certain mutual fund distribution and administration expenses, increased by 43 percent to $47.4 million in the quarter from $33.0 million in the first quarter of 2011, reflecting the addition of the Newfleet team, market appreciation, and positive net flows. Revenue, as adjusted, increased by 11 percent from $42.7 million in the fourth quarter of 2011 as a result of the impact of sales of higher-fee products and the generally higher equity markets.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5

▪	Investment management fees increased to $41.8 million from $28.8 million in the quarter ended March 31, 2011, as a result of higher average long-term assets, the continued increase in the relative percentage of equity products, the addition of the Newfleet Multi-Sector team, and lower fund expense reimbursements; and from $37.7 million in the quarter ended December 31, 2011, due to higher average assets and an increased fee rate. The increases from the prior periods included $0.3 million for a full quarter of the Virtus Total Return closed-end fund that was adopted December 9, 2011, and $0.2 million for a partial quarter of the VGI closed-end fund, which was launched February 24, 2012.
▪	Administration and transfer agent fees increased 43 percent to $7.4 million from $5.2 million in the first quarter of 2011 and by 13 percent from $6.5 million in the fourth quarter as a result of higher average long-term open-end and closed-end fund assets.

Expenses

The increase in operating expenses reflects the structuring and selling costs related to the new closed-end fund offering, the addition of the Newfleet Multi-Sector team in the second quarter of 2011, and the payment of payroll taxes related to annual incentive compensation.

▪	Total operating expenses were $54.4 million in the first quarter, compared with $39.7 million in the first quarter of 2011 and $48.0 million in the fourth quarter of 2011. The increase from the prior periods included $4.5 million related to the launch of the VGI closed-end fund; employment costs resulting from the addition of the Newfleet Multi-Sector team in the second quarter of 2011; higher variable compensation due to increased profitability; and higher payroll tax expenses related to the payment of annual incentive compensation.
▪	Operating expenses, as adjusted, which is a non-GAAP measure that excludes distribution and administration expenses and certain non-cash and cash charges such as closed-end fund structuring and sales costs, were $31.4 million, compared with $26.1 million in the first quarter of 2011 and $29.1 million in last year’s fourth quarter. The change from the first quarter of 2011 was primarily a result of additional operating expenses for the Newfleet Multi-Sector team and increased variable compensation; the change from the fourth quarter primarily reflects increased employment expenses.
▪	Employment expenses of $26.3 million in the first quarter compared with $19.6 million in the prior year quarter and $24.4 million on a sequential basis. The increase from the first quarter of 2011 is primarily related to the addition of the Newfleet Multi-Sector team and an increase in variable compensation due to the increased profitability over the prior year; the increase from the fourth quarter of 2011 is primarily attributable to an additional $1.7 million of payroll taxes related to the annual payment of variable incentive compensation.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6

▪	Distribution and administration expenses were $18.9 million in the current quarter, which included $3.9 million of up-front expenses related to the launch of the VGI fund, compared with $11.1 million in the prior year quarter and $13.5 million in the fourth quarter of 2011. Compared with the prior periods, the current quarter’s distribution and administration expenses reflect higher average long-term mutual fund assets.
▪	Other operating expenses of $7.9 million represent a modest increase from $7.4 million in both the first and fourth quarters of 2011, primarily from $0.2 million of unreimbursed offering costs related to the closed-end fund launch.

Product

The company’s product activity during the first quarter included:

▪	As previously discussed, Virtus added $274 million in assets following the common stock offering for the Virtus Global Multi-Sector Income closed-end fund (NYSE: VGI) that began trading February 24, and the addition of financial leverage to the fund. The fund, which gives investors an opportunity to benefit from broadly diversified holdings across the major domestic and international fixed-income sectors, is managed by the Newfleet Multi-Sector Strategies team. The Newfleet team manages $6.8 billion of assets and has a long track record in multi-sector fixed income investing with an approach that utilizes extensive credit research to identify and invest in undervalued sectors of the global bond markets.
▪	The company added to its mutual fund alternative strategies offerings when it introduced a long/short strategy built upon the AlphaSector asset allocation model for its Virtus Dynamic AlphaSectorTM Fund[1] (Class A: EMNAX). The innovative fund features the ability to both employ leverage in rising markets and take short positions in declining markets. With the addition of the Dynamic AlphaSector Fund, the AlphaSector strategies are now available in five mutual funds as well as separately managed accounts and variable insurance funds.

Investment Performance

The company’s mutual funds continued to generate strong relative investment performance, as noted in the following highlights:

▪	Seventeen of 32 funds eligible for rating by Morningstar, representing 83 percent of mutual fund assets, are either 5- or 4-star funds, as rated on an overall load-waived basis.[2] Demonstrating the company’s balance among equity and fixed-income strategies, 13 of 23 equity funds, representing 80 percent of equity assets, and four of nine fixed income funds, representing 86 percent of fixed income assets, have either 5 or 4 stars on an overall load-waived basis.
▪	Four of the company’s five largest funds have 5 or 4 stars on an overall load-waived basis: Multi-Sector Short-Term Bond (Class A: NARAX), Emerging Markets Opportunities (Class A: HEMZX), Foreign Opportunities (Class A: JVIAX), and Real Estate Securities (Class A: PHRAX); the fifth fund, Premium AlphaSector (Class A: VAPAX) is not currently rated by Morningstar.[3]

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7

Balance Sheet, Liquidity and Capital Resources

Cash and cash equivalents ended the first quarter at $32.8 million, relatively unchanged from March 31, 2011 and down 27 percent from $45.3 million at December 31, 2011. Significant uses of cash during the quarter included the annual incentive compensation and related payroll tax payments, the closed-end fund launch, and repurchases of restricted stock units (RSUs). During the first quarter the company used $2.0 million to effect the net settlement of RSU grants prior to their issuance as common shares by satisfying tax withholding obligations. In addition, in April 2012 the company used $9.1 million to effect the net settlement of RSU grants related to the initial equity grants that were issued in April 2009. In total, the company used $11.1 million to effectively “repurchase” 139,149 shares or approximately 1.8 percent of basic common shares outstanding.

Working capital increased to $55.8 million at March 31, 2012 from $46.1 million at the end of the prior-year quarter and from $45.9 million at December 31, 2011 as the capital generation of the business was partially offset by launch costs for the closed-end fund, and the payments to satisfy tax withholding for the stock grants.

Marketable securities were $16.3 million at March 31, 2012, an increase from $11.8 million at March 31, 2011 and from $15.0 million at December 31, 2011, benefiting from market appreciation in the quarter.

As previously announced, Virtus in January converted the $35.2 million 8% Series B Convertible Preferred Stock, held by BMO Financial Corp., into 1,349,300 shares of Virtus common stock. As a result of the conversion, all of the preferred shares have been retired.

During the first quarter of 2012, the company utilized $3.5 million of its deferred tax assets to reduce current tax obligations. These tax assets were recognized on the company’s balance sheet in the fourth quarter of 2011 with the release of a valuation allowance. The company had $120.2 million of total net deferred tax assets remaining at March 31, 2012, compared with $123.7 million at December 31, 2011.

Balance Sheet Highlights (Unaudited)
(Dollars in thousands)
	As of			As of
	3/31/2012	3/31/2011	Change	12/31/2011	Change
Cash and cash equivalents	$32,821	$33,003	(1)%	$45,267	(27)%
Marketable securities	$16,286	$11,809	38%	$14,995	9%
Total deferred taxes, net (1)	$120,227	$-	N/M	$123,692	(3)%
Long-term debt	$15,000	$15,000	-	$15,000	-
Convertible preferred stock	$-	$35,921	N/M	$35,217	N/M
Stockholders' equity	$224,457	$50,560	N/M	$183,155	23%

Working capital (2)	$55,750	$46,127	21%	$45,938	21%

(1) Includes both current and long-term deferred tax assets.

(2) Working capital is defined as current assets less current liabilities

N/M - Not Meaningful

 Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8

Conference Call

Virtus Investment Partners management will host an investor conference call on Wednesday, May 2 at 11 a.m. Eastern to discuss these financial results and related matters. The webcast of the call will be available live over the Internet in the Investor Relations section of www.virtus.com. The call can also be accessed by telephone at 866-730-5770 if calling from within the U.S. or 857-350-1594 if calling from outside the U.S. (Passcode: 39858674). A replay of the call will be available through May 23 in the Investor Relations section of www.virtus.com or by telephone at 888-286-8010 if calling from within the U.S. or 617-801-6888 if calling from outside the U.S. (Passcode: 99081644). The presentation that will be reviewed as part of the conference call will be available in the Investor Relations section of the company’s Web site.

About Virtus Investment Partners

Virtus Investment Partners, Inc. (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Virtus Mutual Funds are distributed by VP Distributors, LLC, a subsidiary of Virtus Investment Partners and member, FINRA. Additional information can be found at www.virtus.com.

 Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9

Consolidated Statement of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended
	3/31/2012	3/31/2011	Change	12/31/2011	Change
Revenues
Investment management fees	$41,847	$28,831	45%	$37,698	11%
Distribution and service fees	12,721	9,738	31%	11,497	11%
Administration and transfer agent fees	7,402	5,173	43%	6,525	13%
Other income and fees	428	379	13%	452	(5)%
Total revenues	62,398	44,121	41%	56,172	11%

Operating Expenses
Employment expenses	26,318	19,569	34%	24,398	8%
Distribution and administration expenses	18,923	11,077	71%	13,482	40%
Other operating expenses	7,893	7,350	7%	7,435	6%
Restructuring and severance	-	147	N/M	1,260	N/M
Depreciation and other amortization	323	489	(34)%	420	(23)%
Intangible asset amortization	988	1,046	(6)%	983	1%
Total operating expenses	54,445	39,678	37%	47,978	13%

Operating Income	7,953	4,443	79%	8,194	(3)%

Other Income (Expense)
Realized and unrealized gains on trading securities	1,224	561	118%	481	154%
Other (expense) income	-	(215)	N/M	14	N/M
Total other income, net	1,224	346	N/M	495	147%

Interest Income (Expense)
Interest expense	(201)	(211)	5%	(190)	(6)%
Interest & dividend income	106	46	130%	129	(18)%
Total interest expense, net	(95)	(165)	42%	(61)	(56)%
Income Before Income Taxes	9,082	4,624	96%	8,628	5%
Income tax expense (benefit)	3,632	287	N/M	(132,037)	N/M
Net Income	5,450	4,337	26%	140,665	(96)%
Preferred stockholder dividends	-	(704)	N/M	(7,369)	N/M
Allocation of earnings to preferred stockholders	(64)	(654)	90%	(23,742)	100%
Net Income Attributable to Common Stockholders	$5,386	$2,979	81%	$109,554	(95)%
Earnings Per Share - Basic	$0.72	$0.48	51%	$17.60	(96)%
Earnings Per Share - Diluted	$0.68	$0.43	57%	$16.35	(96)%
Weighted Average Shares Outstanding - Basic (in thousands)	7,468	6,242		6,226
Weighted Average Shares Outstanding - Diluted (in thousands)	7,966	6,913		6,700

N/M - Not Meaningful

 Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
By product (period end):
Mutual Funds - Long-Term Open-End	$19,955.1	$16,896.6	$14,952.0	$15,471.7	$13,590.9
Mutual Funds - Closed-End	5,992.3	5,675.6	5,318.7	4,545.1	4,508.8
Mutual Funds - Money Market	1,803.4	2,294.8	2,407.8	2,122.6	2,614.6
Variable Insurance Funds	1,395.8	1,308.6	1,244.7	1,511.6	1,553.3
Separately Managed Accounts	4,304.6	3,933.8	3,692.0	4,091.0	4,005.1
Institutional Products (1)	4,590.7	4,478.2	5,457.5	5,582.3	5,639.2
Total	$38,041.9	$34,587.6	$33,072.7	$33,324.3	$31,911.9

By product (average) (2)
Mutual Funds - Long-Term Open-End	$18,634.8	$16,192.4	$15,631.0	$14,662.5	$12,709.9
Mutual Funds - Closed-End	5,763.0	5,454.7	5,004.7	4,507.7	4,439.8
Mutual Funds - Money Market	1,997.6	2,320.8	2,443.7	2,522.2	2,777.8
Variable Insurance Funds	1,367.6	1,312.4	1,394.2	1,531.0	1,550.5
Separately Managed Accounts (3)	3,933.8	3,692.0	4,091.0	4,005.1	3,833.0
Institutional Products (1) (3)	4,591.5	5,195.3	5,741.6	5,577.4	5,391.6
Total	$36,288.3	$34,167.6	$34,306.2	$32,805.9	$30,702.6

By asset class (period end):
Equity	$21,940.9	$18,978.5	$16,763.3	$17,493.5	$16,405.3
Fixed Income	14,249.2	13,187.9	13,129.1	13,028.9	12,097.4
Cash	1,851.8	2,421.2	3,180.3	2,801.9	3,409.2
Total	$38,041.9	$34,587.6	$33,072.7	$33,324.3	$31,911.9

Assets Under Management - Average Net Management Fees Earned (4)

(In basis points)

	Three Months Ended
	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Mutual Funds - Long-Term Open-End (5)	50.4	50.0	49.4	41.6	41.1
Mutual Funds - Closed-End (5)	57.6	56.1	55.7	52.5	52.2
Mutual Funds - Money Market	3.3	2.2	2.6	4.0	4.8
Variable Insurance Funds (5)	48.2	47.2	44.3	39.0	39.8
Separately Managed Accounts (3)	51.5	47.7	50.3	48.5	49.7
Institutional Products (1) (3)	30.0	26.6	25.3	27.1	27.8
All Products	46.4	43.8	42.9	38.5	38.1

(1) Includes structured products

(2) Averages are calculated as follows:

  - Mutual Funds and Variable Insurance Funds (VIF) - average daily or weekly balances

  - Separately Managed Accounts - prior quarter ending balance (on which the current quarter's fees are earned)

  - Institutional Products - average of month-end balances in quarter

(3) Excluding cash management products, Separately Managed Accounts and Institutional Products ending assets under management, average assets under management and average net fees earned were:

	Three Months Ended
	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Separately Managed Accts-Ending Assets	$4,263.6	$3,882.7	$3,648.6	$4,035.9	$3,943.5
Separately Managed Accts-Avg. Assets	$3,882.7	$3,648.6	$4,036.0	$3,943.5	$3,709.1
Separately Managed Accts-Avg. Fees	51.9	48.1	50.8	49.0	50.7
Institutional Products-Ending Assets	$4,583.3	$4,402.9	$4,728.4	$4,958.1	$4,906.2
Institutional Products-Avg. Assets	$4,540.6	$4,651.7	$4,912.3	$4,919.4	$4,882.8
Institutional Products-Avg. Fees	30.1	28.7	28.9	30.0	29.6

(4) Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (2)

(5) Average fees earned for Mutual Funds and VIF are net of fees paid to unaffiliated subadvisors, fund expense reimbursements and advisory fee waivers

 Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11

Assets Under Management – Asset Flows by Product

(Dollars in millions)

	Three Months Ended
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011

Mutual Funds - Long-Term Open-End
Beginning balance	$16,896.6	$14,952.0	$15,471.7	$13,590.9	$11,801.2
Inflows	2,888.7	2,363.5	2,427.0	2,443.4	2,244.5
Outflows	(1,203.0)	(1,276.3)	(1,418.8)	(805.8)	(923.1)
Net flows	1,685.7	1,087.2	1,008.2	1,637.6	1,321.4
Market appreciation (depreciation)	1,408.3	914.2	(1,496.8)	285.0	478.7
Other (1)	(35.5)	(56.8)	(31.1)	(41.8)	(10.4)
Ending balance	$19,955.1	$16,896.6	$14,952.0	$15,471.7	$13,590.9

Mutual Funds - Closed-End
Beginning balance	$5,675.6	$5,318.7	$4,545.1	$4,508.8	$4,321.2
Inflows	205.4	-	719.1	-	98.0
Outflows	-	-	-	-	-
Net flows	205.4	-	719.1	-	98.0
Market appreciation (depreciation)	89.2	341.6	(113.8)	116.8	169.9
Other (1)	22.1	15.3	168.3	(80.5)	(80.3)
Ending balance	$5,992.3	$5,675.6	$5,318.7	$4,545.1	$4,508.8

Mutual Funds - Money Market
Beginning balance	$2,294.8	$2,407.8	$2,122.6	$2,614.6	$2,915.5
Other (1)	(491.4)	(113.0)	285.2	(492.0)	(300.9)
Ending balance	$1,803.4	$2,294.8	$2,407.8	$2,122.6	$2,614.6

Variable Insurance Funds
Beginning balance	$1,308.6	$1,244.7	$1,511.6	$1,553.3	$1,538.5
Inflows	10.7	6.3	7.6	5.5	6.4
Outflows	(64.5)	(59.6)	(62.7)	(70.0)	(75.5)
Net flows	(53.8)	(53.3)	(55.1)	(64.5)	(69.1)
Market appreciation (depreciation)	141.0	117.2	(211.8)	22.8	82.9
Other (1)	-	-	-	-	1.0
Ending balance	$1,395.8	$1,308.6	$1,244.7	$1,511.6	$1,553.3

Separately Managed Accounts
Beginning balance	$3,933.8	$3,692.0	$4,091.0	$4,005.1	$3,833.0
Inflows	308.0	225.2	144.2	152.1	212.0
Outflows	(252.3)	(262.8)	(144.8)	(173.8)	(198.1)
Net flows	55.7	(37.6)	(0.6)	(21.7)	13.9
Market appreciation (depreciation)	399.0	272.5	(412.8)	115.8	221.5
Other (1)	(83.9)	6.9	14.4	(8.2)	(63.3)
Ending balance	$4,304.6	$3,933.8	$3,692.0	$4,091.0	$4,005.1

Institutional Products (2)
Beginning balance	$4,478.2	$5,457.5	$5,582.3	$5,639.2	$5,063.9
Inflows	102.3	34.2	41.5	44.4	48.9
Outflows	(118.6)	(240.2)	(99.3)	(135.6)	(69.2)
Net flows	(16.3)	(206.0)	(57.8)	(91.2)	(20.3)
Market appreciation (depreciation)	117.4	164.3	(90.0)	61.3	104.7
Other (1)	11.4	(937.6)	23.0	(27.0)	490.9
Ending balance	$4,590.7	$4,478.2	$5,457.5	$5,582.3	$5,639.2

Total
Beginning balance	$34,587.6	$33,072.7	$33,324.3	$31,911.9	$29,473.3
Inflows	3,515.1	2,629.2	3,339.4	2,645.4	2,609.8
Outflows	(1,638.4)	(1,838.9)	(1,725.6)	(1,185.2)	(1,265.9)
Net flows	1,876.7	790.3	1,613.8	1,460.2	1,343.9
Market appreciation (depreciation)	2,154.9	1,809.8	(2,325.2)	601.7	1,057.7
Other (1)	(577.3)	(1,085.2)	459.8	(649.5)	37.0
Ending balance	$38,041.9	$34,587.6	$33,072.7	$33,324.3	$31,911.9

(1)  Comprised of open-end and closed-end mutual fund distributions, net flows of cash management strategies, market appreciation (depreciation) on structured products, and net flows from non-sales related activities such as asset acquisitions/ (dispositions) and the impact of leverage on AUM.  For periods prior to 3/31/12, closed-end mutual fund dividends distributed were previously included in market appreciation (depreciation) and have been reclassified to "Other" to conform with the current period classification

(2) Institutional Products consists of Institutional Accounts and Structured Products.  Prior period presentations included separate rollforwards for Institutional Accounts and Structured Products

 Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company's ongoing operating results may be enhanced if investors have additional non-GAAP financial measures.  Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company's financial performance over time, as noted in the footnotes below.  Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended
	Mar 31, 2012	Mar 31, 2011	Dec 31, 2011

Revenues, GAAP basis	$62,398	$44,121	$56,172
Less:
Distribution and administration expenses	14,987	11,077	13,482

Revenues, as adjusted (1)	$47,411	$33,044	$42,690

Operating Expenses, GAAP basis	$54,445	$39,678	$47,978
Less:
Distribution and administration expenses	14,987	11,077	13,482
Depreciation and amortization	1,311	1,535	1,403
Stock-based compensation (2)	1,333	841	1,336
Restructuring and severance charges	-	147	1,260
Newfleet transition related operating expenses (3)	925	-	1,381
Closed-end fund launch costs (4)	4,465	-	-
Operating Expenses, as adjusted (5)	$31,424	$26,078	$29,116

Operating Income, as adjusted (6)	$15,987	$6,966	$13,574

Operating margin, GAAP basis	13%	10%	15%
Operating margin, as adjusted (6)	34%	21%	32%

(1) Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes Revenues, as adjusted, provides useful information to investors because distribution and administration expenses are costs that are generally passed directly through to external parties. For the three months ended March 31, 2012, Virtus incurred $18.9 million of distribution and administration expenses that included $3.9 million of structuring fees related to the closed-end fund launch. For the purposes of calculating Revenues, as adjusted, for the three months ended March 31, 2012, structuring fees paid to third-party distributors for the closed-end fund launch are excluded as they do not have a related revenue offset

(2) For the three months ended March 31, 2012, March 31, 2011 and December 31, 2011, stock-based compensation expense includes $1.0, $0.5 and $1.0 million, respectively, of equity issued under the company's annual incentive and long-term plans

(3) For the three months ended March 31, 2012 and December 31, 2011, Newfleet transition-related operating expenses consist of compensation expenses of $0.9 million and $1.4 million, respectively, incurred in conjunction with the addition of the Newfleet Multi-Sector team. Compensation expenses include $0.3 million of stock-based compensation for both periods

(4) Closed-end fund launch costs comprise structuring fees of $3.9 million payable to underwriters, sales-based incentive compensation of $0.4 million and unreimbursed offering costs of $0.2 million

(5) Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.

(6) Operating income, as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above

In the above release, we define “organic growth rate” as our annualized net sales divided by beginning long-term open-end mutual fund assets under management

The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies.  Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring

 Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13

1Virtus Dynamic AlphaSector Fund Risks: The use of leverage, short selling, futures, options and/or derivatives may cause exposure to additional risks. The cost of borrowing may exceed income from the investments made with leverage. Investments in short positions have additional risk that long positions do not. In theory, the risk of loss on a short position is unlimited. The guarantee on U.S. government securities applies only to the underlying securities of the portfolio, and not to the value of the portfolio's shares. Lack of liquidity in an ETF could result in its value being more volatile than the underlying portfolio of securities. Sector ETFs are subject to sector risks and non-diversification risks, which may result in greater price fluctuations than the overall market. Because the fund invests in ETFs, it indirectly bears its proportionate share of the operating expenses of the underlying funds. Indirectly, the fund is subject to all risks associated with the underlying ETFs.

2Additional Information on Virtus Funds rated by Morningstar (with load):

Description	Overall	3 Year	5 Year	10 Year
Number of 5 or 4 star funds	15	11	14	12
Percentage of Assets	75%	71%	74%	85%
Total Funds	32	32	28	22

Additional Information on Virtus Funds rated by Morningstar (without load):

Description	Overall	3 Year	5 Year	10 Year
Number of 5 or 4 star funds	17	12	15	12
Percentage of Assets	83%	73%	71%	85%
Total Funds	32	32	28	22

3Morningstar Ratings as of 3/31/2012 for Class A Shares:

Fund Name	Morningstar Category		Overall		3 Year		5 Year		10 Year
			Stars	Funds	Stars	Funds	Stars	Funds	Stars	Funds
Virtus Multi-Sector Short Term Bond Fund	Short Term Bond	With Load	5	420	5	411	5	409	5	319
		Load-Waived	5		5		5		5
Virtus Emerging Markets Opportunities Fund	Diversified Emerging Markets	With Load	5	489	5	396	5	298	5	234
		Load-Waived	5		5		5		5
Virtus Foreign Opportunities Fund	Foreign Large Growth	With Load	4	242	3	223	4	202	5	151
		Load-Waived	5		4		5		5
Virtus Real Estate Securities Fund	Real Estate	With Load	3	253	2	244	3	239	4	190
		Load-Waived	4		3		3		5

For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effect of sales charges, loads, and redemption fees), placing more emphasis on downward variation and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. The Overall Morningstar RatingTM for a fund is derived from a weighted average of performance figures associated with its three-, five- and ten- year (if applicable) Morningstar Rating metrics. Ratings are for Class A shares as shown only; other share classes bear different fees and expenses, which affect performance. Load-waived star ratings do not include any front-end sales load and are intended for those investors who have access to such terms (e.g., for plan participants of a defined contribution plan).

©2012 Morningstar, Inc. All rights reserved. The information contained above is (1) proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Strong ratings are not indicative of positive fund performance. Absolute performance for some funds was negative. For complete investment performance, please visit www.virtus.com.

Data quoted represents past performance. Past performance is no guarantee of future results. Current performance may be lower or higher than the performance data quoted. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money.

Please carefully consider a Fund’s investment objectives, risks, charges, and expenses before investing. For this and other information about the Virtus Mutual Funds, call 1-800-243-4361 or visit www.Virtus.com for a prospectus. Read it carefully before you invest or send money.

Virtus Mutual Funds are distributed by VP Distributors, LLC, member FINRA and subsidiary of Virtus Investment Partners, Inc.

 Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following: (a) the effects of changes and volatility in political, economic or industry conditions, the interest rate environment, or financial and capital markets; (b) any poor relative investment performance of our asset management strategies and any resulting outflows of assets; (c) mutual fund sales in any period may be through a limited number of financial intermediaries, from a limited number of investment strategies, and impacted by relative performance and the breadth and type of investment products we offer; (d) any lack of availability of additional and/or replacement financing, as may be needed, on satisfactory terms or at all; (e) any inadequate performance of fourth-party relationships; (f) the withdrawal of assets from under our management; (g) our ability to attract and retain key personnel in a competitive environment; (h) the ability of independent trustees of our mutual funds and closed-end funds, and other clients, to terminate their relationships with us; (i) the possibility that our goodwill or intangible assets could become impaired, requiring a charge to earnings; (j) the competition we face in our business, including competition related to investment products and fees; (k) potential adverse regulatory and legal developments; (l) the difficulty of detecting misconduct by our employees, subadvisers and distribution partners; (m) changes in accounting or regulatory standards or rules, including the impact of proposed rules which may be promulgated relating to Rule 12b-1 fees; (n) the ability to satisfy the financial covenants under existing debt agreements; and (o) certain other risks and uncertainties described in our 2011 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

# # #

 Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com